Exhibit 99.1

Exclusive Distribution Agreement

This Exclusive Distribution Agreement (this “Agreement”), dated as of January 28, 2023 (the “Effective Date”), is entered into between Yunhong CTI Ltd., an Illinois corporation (“Distributor”), and (“FAIR”), a Kunshan Fair Craft Product Co. Ltd. (“Seller”, and together with Distributor, the “Parties”, and each, a “Party”).

WHEREAS, Distributor is in the business of developing, producing, distributing, marketing and reselling flexible film products including balloons;

WHEREAS, Seller is in the business of manufacturing and selling balloons including biodegradable balloons utilizing “PLA” material (the “Goods”); and

WHEREAS, Seller desires to appoint Distributor as its sole and exclusive distributor within in the United States (the “Territory”), including for resale of the Goods and use and development of products incorporating the Goods and Distributor desires to accept such appointment, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Appointment.

1.1 Exclusive Appointment. Seller appoints Distributor as its sole and exclusive distributor of the Goods within the United States (the “Territory”) during the Term, and Distributor accepts such appointment. Seller shall not, directly or indirectly through any agents, representatives or distributors, except through Distributor hereunder, market, advertise, promote, sell or distribute the Goods in the Territory or allow any third party to market, advertise, promote, sell or distribute the Goods in the Territory. Seller further agrees not to sell the Goods to anyone for delivery outside the Territory with the knowledge that the Goods are being purchased for use or resale inside the Territory.

1.2 Agent. Seller hereby appoints Distributor as its agent in the United States for the sole purpose of performing testing, certification, labeling and ongoing innovations of materials and finished product as “environmentally friendly” as contemplated in this Agreement. This includes appropriate compostible and/or biodegradable certification as required for Product labeling by relevant government authorities (for example, “ASTM”).

1.3 Technology. In connection with the exclusive appointment of Distributor for the Territory, Seller shall promptly disclose to Distributor such of the Seller’s technology as is necessary for Distributor to perform its obligations or exercise its rights under this Agreement. The manner of such disclosure shall be as mutually determined by the Parties in good faith.

2. Marketing and Development.

2.1 Distributor Obligations. Distributor shall use commercially reasonable efforts to further the promotion, marketing, sale, distribution and development and production of products incorporating the Goods in the Territory;

2.2 Seller Obligations. Seller shall, at no cost to Distributor, provide any necessary cooperation, information, material and support (including sales literature and samples of Goods) as Distributor may request regarding the marketing, advertising, promotion, sale and development and production of products incorporating the Goods and shall notify Distributor promptly in the event of any material changes in such information.

3. Agreement to Purchase and Sell Goods.

3.1 Terms of Sale; Orders. Seller shall make available and sell Goods to Distributor at the prices under 3.2 and on the terms and conditions set out in this Agreement. Distributor is not required to purchase any minimum amount or quantity of Goods.

3.2 Price. The prices for Goods sold under this Agreement shall be as per Schedule 1. The prices to be paid by Distributor shall be no less favorable to Distributor than the prices paid by any other customer. Distributor retains the right to immediately set off rejections of Goods or discrepancies on invoices against current or future invoices for all orders.

3.3 Payment Terms. Seller shall issue periodic invoices to Distributor for all Goods ordered in the previous month. Payment of invoices will not be deemed acceptance of the Goods or waive Distributor’s rights under 5.3. Distributor shall make all payments in US dollars by check or wire transfer, as agreed upon by Distributor and Seller in writing.

3.4 Availability/Changes in Goods. Seller shall:

(a) provide Distributor with six (6) months’ notice before discontinuing a Good:

(b) notify Distributor at least [ninety] days before the date that Seller introduces any new Good or replacement of a Good and make such Good available for resale by Distributor on or before the date it is first introduced in the marketplace.

If any new Good under 3.4(b) negatively affects Distributor’s ability to sell any similar Good then in Distributor’s inventory, then Distributor can declare its inventory of such similar Good functionally discontinued, shall so notify Seller, and shall have the right to return those Goods under 5.4 for a period of[ninety] days following the date of functional discontinuation.

3.5 Allocation. Subject to 3.4, Seller shall maintain sufficient capacity to fill Distributor’s orders as required herein. In the event of any shortage of Seller’s capacity, Seller shall, on order by Distributor, ship to Distributor at least as many units of the Good as Seller ships to any other customer who has historically ordered similar quantities of Goods, taking into account all customers’ purchase histories and industries, among other things. If any Good is subject to limited availability at any time and Distributor has placed purchase orders for such Good, then either before or after the date such Good becomes subject to limited availability, Seller agrees to notify Distributor before filling any purchase order for such Good, and Distributor has the right, in its sole discretion and without liability or penalty, to cancel any existing purchase order for such Good.

4. Order Procedure.

4.1 Orders. Distributor shall issue purchase orders to Seller in written form via or e-mail. Seller shall fill promptly and to the best of its ability all orders received from Distributor.

4.2 Acceptance and Rejection of Purchase Orders. Seller shall confirm to Distributor the receipt of each purchase order issued hereunder within thirty (30) days following Seller’s receipt thereof and shall fill promptly and to the best of its ability all orders received. If Seller fails to issue a confirmation within the time set forth in the first sentence of this 4.2, or commences performance under such purchase order without providing confirmation, Seller will be deemed to have accepted the purchase order.

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5. Shipment and Delivery.

5.1 Shipment and Delivery Requirements. Seller shall deliver the Goods in the quantities and on the dates specified in the relevant purchase order or as otherwise agreed in writing by the parties. Delivery shall be made in accordance with the terms on the face of the purchase order. Subject to 30, timely delivery of the Goods is of the essence.

5.2 Title and Risk of Loss. Title passes to Distributor upon delivery of the Goods as specified under the purchase order. Seller bears all risk of loss or damage to the Goods until delivery of the Goods as specified under the purchase order.

5.3 Acceptance of Goods. If Distributor determines, in its sole discretion, that Goods delivered under this Agreement:

(a) are damaged, defective or otherwise do not conform to the to the applicable purchase order; or

(b) were delivered to Distributor as a result of Seller’s error, Distributor may either:

(i) reject such Goods for a refund plus any inspection, test, shipping, handling and transportation charges paid by Distributor; or

(ii) require prompt correction or replacement of such Goods.

In each case the exercise by Distributor of any other rights available to Distributor under this Agreement or pursuant to applicable law shall not be limited.

5.4 Right of Return. In addition to and without limiting its rights under 5.3, Distributor may reject any Good purchased under this Agreement for credit in an amount equal to the purchase price, confirmed defective; provided that:

(a) Distributor submits the claim within [thirty] days of receipt; and

(b) returns are otherwise made at Distributor’s expense and risk of loss

6. Use of Seller’s Name and Trademarks.

6.1 Distributor and its authorized independent sales representatives, sub distributors, successors and assigns are hereby authorized to:

(a) use Trademarks, service marks and trade names of Seller and, to the extent Seller can grant such authorization, any third party licensing of Seller in connection with advertising, promoting or reselling the Goods; and

(b) refer to and advertise itself as an authorized distributor of the Goods.

7. Resale Prices. Distributor shall solely establish resale or advertised prices in the Territory and Seller retains no control over Distributor’s advertised prices.

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8. Term; Termination.

8.1 Term. The term of this Agreement commences on the Effective Date and terminates on January 31, 2024, and shall thereafter renew for additional successive one (1) year terms unless and until Distributor provides notice of nonrenewal at least thirty (30) days before the end of the then-current term, or unless and until earlier terminated as provided under this Agreement or applicable law (the “Term”). If Distributor provides timely notice of its intent not to renew this Agreement, then unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the then-current Term.

8.2 Termination Rights. Either Party may terminate this Agreement (including all related purchase orders pursuant to 8.3(a)), upon notice to the other:

(a) except as otherwise specifically provided under this 8.2, if the other Party is in material breach of this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured within [fifteen] days following the other Party’s receipt of notice of such breach;

(b) if the other Party:

(i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due;

(ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law;

(iii) seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts;

(iv) makes or seeks to make a general assignment for the benefit of its creditors; or

(v) applies for or has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Any termination under this 8.2 is effective on receipt of notice of termination.

8.3 Effect of Expiration or Termination. Upon the expiration or earlier termination of this Agreement:

(a) All related purchase orders are automatically terminated; and

(b) Each Party shall promptly return or destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other Party’s Confidential Information (as defined in 9).

9. Confidential Information. From time to time during the Term, either Party may disclose or make available to the other Party information about its business affairs, products, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information (collectively, “Confidential Information”). Confidential Information shall not include information that, at the time of disclosure is: (a) in the public domain; (b) known to the receiving Party at the time of disclosure; or (c) rightfully obtained by receiving Party on a non-confidential basis from a third party.

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The receiving Party shall not disclose any such Confidential Information to any person or entity, except to the receiving Party’s employees who have a need to know the Confidential Information for the receiving Party to perform its obligations hereunder. On the expiration or termination of the Agreement, the receiving Party shall promptly return to the disclosing Party all copies, whether in written, electronic or other form or media, of the disclosing Party ‘s Confidential Information, or destroy all such copies and certify in writing to the disclosing party that such Confidential Information has been destroyed.

10. Independent Development. Seller agrees and acknowledges Distributor is separately pursuing development of products similar to the Goods. Accordingly, nothing in the Agreement will be construed to limit or restrict Distributor from independently developing, providing, or acquiring any materials, services, products, programs, or technology that are similar to the Goods, provided that the party does not breach its obligations under the Agreement in doing so. In the event of termination of this Agreement, by either party, nothing in this Agreement shall be construed to prevent Distributor from developing, marketing, producing, selling any products similar to or incorporating materials similar to the Goods.

11. Seller’s Compliance with Laws; Warranties.

11.1 Compliance with Laws. Seller is in compliance with and shall comply with all applicable laws, regulations and ordinances. Seller has and shall maintain in effect all the licenses, permissions, authorizations, consents and permits that it needs to carry out its obligations under this Agreement.

11.2 Warranties. Seller warrants to Distributor that for a period of twelve (12) months from the date of delivery, all Goods delivered on that date will: (a) be free from any defects in workmanship, material and design; (b) conform to applicable specifications and other requirements specified by Distributor; (c) be fit for their intended purpose and operate as intended; (d) be merchantable; (e) be free and clear of all liens, security interests or other encumbrances; and (f) not infringe or misappropriate any third party’s patent or other intellectual property rights. These warranties survive any delivery, inspection, acceptance or payment of or for the Goods by Distributor. These warranties are cumulative and in addition to any other warranty provided by law or equity. Any applicable statute of limitations runs from the date of Distributor’s discovery of the noncompliance of the Goods with the foregoing warranties.

12. General Indemnification. Seller shall indemnify, defend and hold harmless Distributor, its officers, directors, employees, agents, affiliates, successors and permitted assigns (each, an “Indemnified Party,” and collectively, “Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by Indemnified Party (collectively, “Losses”), relating to any claim of a third party or Distributor arising out of or occurring in connection with the Goods purchased from Seller or Seller’s negligence, willful misconduct or breach of this Agreement. Seller shall not enter into any settlement without Distributor’s prior written consent.

13. Intellectual Property Indemnification. Seller shall indemnify, defend and hold Indemnified Party harmless against any and all Losses arising out of or in connection with any claim that Indemnified Party’s use or possession of the Goods infringes or misappropriates the patent, copyright, trade secret or other intellectual property right of any third party. In no event shall Seller enter into any settlement without Distributor’s prior written consent.

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14. Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF CONFIDENTIALITY IN NO EVENT SHALL DISTRIBUTOR OR ANY OF ITS REPRESENTATIVES BE LIABLE UNDER THIS AGREEMENT TO SELLER OR ANY THIRD PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, ARISING OUT OF, OR RELATING TO, AND/OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT DISTRIBUTOR WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED.

15. Insurance. After the Effective Date, Seller shall, at its own expense, maintain and carry insurance in full force and effect that includes, but is not limited to, commercial general liability (including product liability) with commercially reasonable limits with financially sound and reputable insurers. Upon Distributor’s request, Seller shall provide Distributor with a certificate of insurance and policy endorsements for all insurance coverage required by this 15, and shall not do anything to invalidate such insurance. The certificate of insurance shall name Distributor as an additional insured. Seller shall provide Distributor with [thirty] days’ advance written notice in the event of a cancellation or material change in Seller’s insurance policy. Except where prohibited by law, Seller shall require its insurer to waive all rights of subrogation against Distributor’s insurers and Distributor or the Indemnified Parties.

16. Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. In the event of conflict between the terms of this Agreement and the terms of any purchase order or other document submitted by one Party to the other, this Agreement shall control unless the Parties specifically otherwise agree in writing pursuant to 20.

17. Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Seller contained herein will survive the expiration or earlier termination of this Agreement for a period of 12 months after such expiration or termination; and (b) Section 9, 10, 11, 12, 13 and 14 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, will survive the expiration or earlier termination of this Agreement for the period specified therein, or if nothing is specified for a period of 12 months after such expiration or termination.

18. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the notice has complied with the requirements of this Section.

Notice to Distributor:	YUNHUONG CTI LTD.
22160 N. Pepper Road
Lake Barrington, IL 60010
Attention: Frank Cesario

Notice to Seller:	Yunhong CTI Ltd
22160 N. Pepper Road
Lake Barrington, IL 60010 USA
Attention: Chief Executive Officer

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19. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the enforceability of any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the court may modify this Agreement to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20. Amendments. No amendment to this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

21. Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

22. Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either Party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the Parties or otherwise.

23. Assignment. Except as otherwise set forth herein, neither Party may assign any of its rights or delegate any of its responsibilities under this Agreement without the prior written consent of the other Party. The other Party shall not unreasonably withhold or delay its consent. Any purported assignment or delegation in violation of this Section shall be null and void.

24. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

25. No Third-Party Beneficiaries. Subject to the next paragraph, this Agreement benefits solely the Parties to this Agreement and their respective permitted successors and assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

The Parties hereby designate Indemnified Parties as third-party beneficiaries of 12 and 13 with the right to enforce these provisions.

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26. Choice of Law. This Agreement, including all exhibits, schedules, attachments and appendices attached to this Agreement and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Illinois, United States of America but excluding the UN Convention on Contracts for the International Sale of Goods, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Illinois.

27. Choice of Forum. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever against the other Party in any way arising from or relating to this Agreement, including all exhibits, schedules, attachments and appendices attached to this Agreement, and all contemplated transactions, in any forum other than the Northern District of Illinois or, if such court does not have subject matter jurisdiction, the courts of the State of Illinois sitting in Cook County, and any appellate court from any thereof. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation or proceeding only in Northern District of Illinois or, if such court does not have subject matter jurisdiction, the courts of the State of Illinois sitting in Cook County. Each Party agrees that a final judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

28. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS, SCHEDULES, ATTACHMENTS, AND APPENDICES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, ATTACHMENTS, OR APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

29. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. Notwithstanding anything to the contrary in 18, a signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

30. Force Majeure. No Party shall be liable or responsible to the other Party, or be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such Party’s (the “Impacted Party”) failure or delay is caused by or results from the following force majeure events (“Force Majeure Events)”: (a) acts of God; (b) flood, fire, earthquake, or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order, law, or action; and (e) embargoes or blockades in effect on or after the date of this Agreement. The Impacted Party shall give notice within [five] days of the Force Majeure Event to the other Party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. In the event that the Impacted Party’s failure or delay remains uncured for a period of thirty consecutive days following written notice given by it under this Section, the other Party may thereafter terminate this Agreement upon thirty days’ written notice.

31. Relationship of the Parties. Except as otherwise provided herein, the relationship between the Parties is that of independent contractors. Except for the limited purposes provided in Section 1.2, nothing contained in this Agreement shall be construed as creating any agency, partnership, franchise, business opportunity, joint venture or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

YUNHONG CTI LTD.,
By	/s/ Frank Cesario
Name:	Frank Cesario
Title:	Chief Executive Officer

[SELLER NAME]
By	/s/ Xuelin Xih
Name:	Xuelin Xih
Title:	General Manager

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SCHEDULES AND EXHIBITS

Schedule 1

Prices

Upon successful completion of testing (as determined by Distributor in its sole judgment), Distributor expects to supply a forecast to Seller. Seller will share the then-current pricing to Distributor, subject to volume discounts.

In order to successfully test the Product, Seller agrees to provide a reasonable amount of Product to Distributor at no cost. The quantity of Product provided at no charge shall be determined by Seller in its sole judgment.

This Agreement shall contemplate Distributor performing additional work over time. The Parties shall negotiate appropriate financial terms for any such change in relationship.

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